EXHIBIT 32.1

 TEXTRON INC.

CERTIFICATION PURSUANT TO
RULE 13a-14(b) AND
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Textron Inc. (the "Company") on Form 10-Q for the period ended October 2, 2004 as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, Lewis B. Campbell, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to Rule 13a-14(b) and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Textron Inc.

Date: November 9, 2004	/s/ Lewis B. Campbell
Lewis B. Campbell
Chairman, President and Chief Executive Officer